Exhibit  10








June  1,  1999

Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


         Re:      Exhibit  10,  Form  N-1A
                  Calvert  New  World  Fund,  Inc.
                  File  numbers:  33-87744  and  811-8924


Ladies  and  Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-Effective Amendment No. 5 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert New World Fund, Inc. (the
"Fund"), including its Articles of Incorporation, other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, or authorities as I deemed necessary to form the basis of this opinion.

         I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's Post-Effective Amendment No. 5 to its Registration Statement.


Sincerely,



/s/  Susan  Walker  Bender

Susan  Walker  Bender
Associate  General  Counsel